Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Heidrick & Struggles, International, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-181712, No. 333-147476, No. 333-130143, No. 333-82424, No. 333-58118, No. 333-32544, and No. 333-73443) on Form S-8 of Heidrick & Struggles International, Inc. of our report dated March 13, 2018, with respect to the consolidated balance sheets of Heidrick & Struggles International, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10‑K of Heidrick & Struggles International, Inc.

/s/ KPMG LLP
Chicago, Illinois
March 13, 2018